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                                   Exhibit 5.1

KENNETH R. VENNERA, ESQUIRE
  General Counsel
Direct Dial: 610-814-6832
Email: kvennera@edentify.us

                              As of April 27, 2007

Board of Directors
Edentify, Inc.
74 W. Broad Street
Bethlehem, PA 18018

Re: Edentify, Inc.

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration for resale from time to time of an aggregate of 5,791,133 shares of common stock, $.001 par value per share, (the "Shares") of Edentify, Inc., a Nevada corporation (the "Company") including 5,200,000 shares to be issued pursuant to the exercise of warrants to purchase Shares and pursuant to the conversion of convertible debentures issued by the Company to the selling shareholders) and 591,133 shares (including 477,384 shares to be issued as payment in kind for interest due through December 31, 2006 and 113,749 shares anticipated to be issued for interest due through March 31, 2007 on the convertible debentures). All of the Shares are being registered on behalf of, and will be offered and sold by, the selling shareholders named in the Registration Statement.

In connection with delivering this opinion, I, as general counsel to the Company, have reviewed the following documents:

1. The Registration Statement;

2. The articles of incorporation of the Company presently in effect;

3. The bylaws of the Company certified by the Company as presently in effect;

4. Resolutions adopted by the Board of Directors of the Company on November 13, 2006, approving, and authorizing the filing as of December 4, 2006 of the Registration Statement and the matters related thereto; and

5. Such other documents relating to the Registration Statement and the issuance and sale of the Shares by the Company as we have deemed appropriate.

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                                 [EDENTIFY LOGO]

Edentify Board of Directors
As of April 27, 2007

                                   Page 2 of 2

Based upon my review of the above, and subject to the qualifications, limitations, assumptions and exceptions set forth below, it is my opinion that:

(a) the Company is duly organized and validly existing and in good standing under the laws of the State of Nevada;

(b) the 477,384 shares to be issued for interest accrued through December 31, 2006 and currently due have been duly authorized and upon such issuances will be validly issued fully-paid and non-assessable.

(c) the 113,749 shares to be issued for interest accruing for the period January 1, 2007 through March 31, 2007, have been duly authorized, and upon issuance will be validly issued fully-paid and non-assessable.

(d) the 5,200,000 Shares to be issued upon exercise of the warrants or conversion of the Debentures, have been duly authorized and will be validly issued, fully paid and non-assessable.

In providing this opinion I have assumed, without investigation, the authenticity of documents submitted to me by management of the Company and others as originals, the conformity to the originals of any document submitted to me as a copy, the authenticity of the originals of such documents submitted to me as copies, the genuineness of all signatures and the legal capacities of natural persons.

My opinion set forth herein is based upon and relies upon the current state of the law and, in all respects, is subject to and may be limited by future legislation and regulations as well as developing case law. I assume no obligation to update or supplement my opinion set forth herein to reflect any facts or circumstances that may hereafter come to my attention or any changes in laws or regulations or any judicial decisions that may hereafter occur.

I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Kenneth R. Vennera
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Kenneth R. Vennera
General Counsel